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                                                                     Exhibit 2.1

                                 AMENDMENT NO. 1

                  AMENDMENT NO.1, effective as of the Closing Date, (this "Amendment") to the Stock Purchase Agreement, dated as of December 21, 2000 (the "Purchase Agreement") among LADBROKE RACING WYOMING, INC., LADBROKE RACING
 ------------------
CORPORATION ("LRC" and, collectively, the "Sellers") and MAGNA ENTERTAINMENT
                                           -------
CORP. (the "Purchaser").
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         Preliminary Statements

                  The Sellers and the Purchaser are parties to the Purchase Agreement. Capitalized terms not otherwise defined herein have the same meanings as specified in the Purchase Agreement.

                  The Sellers and the Purchaser desire to amend the Purchase Agreement as described herein.

                  In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Sellers and the Purchaser hereby agree as follows:

                  1.     Defined Contribution Plan.  From and after the date
                         -------------------------
hereof, Section 6.08 of the Purchase Agreement shall be amended to read in full as follows:

         "Effective as of the Closing Date, the Purchaser shall cause its subsidiary, Ladbroke Racing Pennsylvania, Inc., a Pennsylvania corporation, to assume the defined contribution plan sponsored by LRC (the "LRC 401(k) Plan") and the trust agreement applicable to the LRC
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         401(k) Plan (the "Trust Agreement"). The Purchaser shall cause (a) the
                           ---------------
         LRC 401(k) Plan to be amended, effective as of the Closing Date, to provide that Ladbroke Racing Pennsylvania, Inc. shall be the sponsor of such plan and (b) the Trust Agreement to be amended, effective as of the Closing Date, to provide that Ladbroke Racing Pennsylvania, Inc. shall be the employer under such Trust Agreement. The Purchaser shall cause Ladbroke Racing Pennsylvania, Inc. to take all other actions necessary to assume the LRC 401(k) Plan and the Trust Agreement."

                  2.       Effect on Agreement.  (a)  From and after the date
                           -------------------
hereof, each reference in the Purchase Agreement or any other agreement in connection therewith to "this Agreement", "hereunder", "hereof" or words of like import referring to the Purchase Agreement, shall mean and be a reference to the Purchase Agreement as amended by this Amendment.

                  (b) The Purchase Agreement as specifically amended hereby and subject to the conditions herein, is and shall remain in full force and effect and is in all respects ratified and confirmed.
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                  3.       Counterparts. This Amendment may be executed and
                           ------------
delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

                  4.       Governing Law.  This Amendment shall be governed by,
                           -------------
and construed in accordance with, the Laws of the State of New York.

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                  IN WITNESS WHEREOF, the Sellers and the Purchasers have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                         LADBROKE RACING WYOMING, INC.


                                         By /s/ Paul Lierman
                                            ------------------------------------
                                             Name: Paul Lierman
                                             Title:


                                         LADBROKE RACING CORPORATION


                                         By /s/ Paul Lierman
                                            ------------------------------------
                                             Name: Paul Lierman
                                             Title:


                                         MAGNA ENTERTAINMENT CORP.


                                         By /s/ Graham Orr
                                            ------------------------------------
                                             Name:  Graham Orr
                                             Title:    Executive Vice-President

                                         By /s/ Jim McAlpine
                                            ------------------------------------
                                             Name:  Jim McAlpine
                                             Title:    President

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